Exhibit 99.1

Advanced Drainage Systems, Inc. Receives NYSE Notice Regarding

Late Form 10-K Filing

HILLIARD, OH—(June 22, 2016) – Advanced Drainage Systems, Inc. (NYSE:WMS) (the “Company”), the leading manufacturer of high performance thermoplastic corrugated pipe and related products, announced today that on June 16, 2016 the Company received a notice from NYSE Regulation, Inc. (the “NYSE”) informing the Company that it is not currently in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE-Listed Company Manual. The non-compliance resulted from the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended March 31, 2016 (the “Fiscal 2016 Form 10-K”). The Company had previously disclosed in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2016 that it anticipated receiving such notice of non-compliance from the NYSE.

As previously disclosed in the Company’s Form 12b-25, the time and resources necessary to prepare and file the Company’s fiscal 2015 Form 10-K and quarterly reports for fiscal 2016 prevented the Company from commencing its financial closing process for the 2016 fiscal year-end period in a timely manner, which has delayed the preparation and filing of the Fiscal 2016 Form 10-K. The Company intends to file the Fiscal 2016 Form 10-K as soon as reasonably practicable, which management currently expects will occur by July 31, 2016.

Under NYSE rules, the Company has six months from June 15, 2016 to file its Fiscal 2016 Form 10-K. The Company can regain compliance with the NYSE listing standards at any time during this six-month period once it files its Fiscal 2016 Form 10-K with the SEC. If the Company fails to file its Fiscal 2016 Form 10-K within such six-month period, the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six months. Until the Company files its Fiscal 2016 Form 10-K, the Company’s common stock will remain listed on the NYSE under the symbol “WMS,” but will be assigned a “LF” indicator to signify late filing status.

About ADS

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 31 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s statements regarding the anticipated timing of filing of its Fiscal 2016 Form 10-K. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,”

ADVANCED DRAINAGE SYSTEMS, INC.     4640 TRUEMAN BOULEVARD,     HILLIARD, OH 43026     TEL: 614 / 658-0050     800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

“predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; and the other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.Higgins@ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC.     4640 TRUEMAN BOULEVARD,     HILLIARD, OH 43026     TEL: 614 / 658-0050     800 / 733-7473

HTTP://WWW.ADS-PIPE.COM